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                                                                     EXHIBIT 5.1

              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


August 8, 2003

Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas 77067

    Re: Nabors Industries, Inc.'s and Nabors Industries Ltd.'s Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special U.S. counsel to Nabors Industries, Inc., a Delaware corporation ("Nabors Delaware"), and Nabors Industries Ltd., a Bermuda exempted company ("Nabors"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) $700,000,000 aggregate principal amount of Nabors Delaware's Zero Coupon Senior Exchangeable Notes Due 2023 (the "Notes") issued under an Indenture, dated as of June 10, 2003 (the "Indenture"), between Nabors Delaware, Nabors and Bank One, N.A., as trustee (the "Trustee"), which, among other things, provides for the guarantee of the Notes by Nabors (the "Guarantee") to the extent set forth in the Indenture; and
(ii) 9,985,710 shares of Nabors' common shares, par value $0.001 per share, initially issuable upon exchange of the Notes pursuant to the Indenture. Nabors Delaware issued the Notes pursuant to that certain purchase agreement, dated as of June 3, 2003, by and among Nabors Delaware, Nabors and Citigroup Global Markets Inc. (the "Purchase Agreement"). The Notes are to be offered and sold by certain holders of the Notes.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act; (ii) an executed copy of the Purchase Agreement; (iii) an executed copy of the Registration Rights Agreement, dated as of June 10, 2003, by and among Nabors Delaware, Nabors and Citigroup Global Markets Inc. (the "Registration Rights Agreement"); (iv) an executed copy of the Indenture; (v) copies of the closing documents delivered in connection with the sale of the Notes, including a copy of the executed global note representing the Notes authenticated by the Trustee; (vi) the Certificate of Incorporation of Nabors Delaware, as certified by the Secretary of State of the State of Delaware; (vii) the By-laws of Nabors Delaware, certified by an officer of Nabors Delaware; (viii) certain resolutions adopted by members of the Board of Directors of Nabors Delaware relating to the filing of the Registration Statement, the Indenture, the issuance of the Notes by Nabors Delaware and related matters; (ix) the certificate of Bruce P. Koch, Vice-President-Finance of Nabors Delaware, dated the date hereof (the "Officer's Certificate"); and (x) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Nabors Delaware and Nabors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Nabors Delaware, Nabors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

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         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than Nabors Delaware, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

         In rendering the opinion set forth below, we have also assumed that the global note representing the Notes was duly authenticated by the Trustee. To the extent our opinion set forth below relates to the enforceability of the choice of New York law provision of the Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law sections 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provision, or a judgment upon an agreement containing such provision, is sought. We have also assumed that such parties, other than Nabors Delaware, have complied with all aspects of the laws of their respective jurisdictions of organization in connection with the Notes, the Guarantee, the Registration Rights Agreement, the Purchase Agreement and the Indenture. We have also assumed that Nabors Delaware has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of New York and the General Corporation Law of the State of Delaware in connection with the transactions contemplated herein. We have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Notes, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Notes is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Nabors Delaware, Nabors and others and of public officials, including the facts set forth in Officer's Certificate.

         We do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law, those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated with respect to the Notes and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Notes have been duly authorized and are valid and binding obligations of Nabors Delaware enforceable against Nabors Delaware in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by Nabors Delaware of the Indenture and the performance by Nabors Delaware of its obligations under the Notes do not and will not violate, conflict with or constitute a default under any agreement or instrument to which

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Nabors Delaware or its properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by Nabors Delaware as being material to them and which are listed in Part II of the Registration Statement.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP